Exhibit 5.1

December 7, 2018

VIA EMAIL

Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Ladies and Gentlemen:

We have acted as special counsel to Eclipse Resources Corporation, a Delaware corporation (the “Company”), and are furnishing this opinion letter to the Company in connection with its filing of a Registration Statement on Form S-4 (as amended, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) with the U.S. Securities and Exchange Commission on December 7, 2018. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering by the Company of up to 15,665,727 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued to the stockholders and holders of equity-based awards of Blue Ridge Mountain Resources, Inc., a Delaware corporation (“BRMR”), in connection with the merger of Everest Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into BRMR, as contemplated by the Agreement and Plan of Merger, dated as of August 25, 2018 (the “Merger Agreement”), by and among the Company, Merger Sub, and BRMR.

For the purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, the amended and restated certificate of incorporation of the Company, the amended and restated bylaws of the Company, a specimen certificate representing the Common Stock, and the form of the second amended and restated certificate of incorporation of the Company attached as Annex J to the consent solicitation statement/information statement/prospectus included in the Registration Statement (the “Second Amended and Restated Certificate of Incorporation”). We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents, and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents. In rendering the opinions set forth below, we have also assumed that (i) prior to the issuance of any Shares pursuant to the Merger Agreement (a) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded, (b) the stockholders of BRMR will have adopted the Merger Agreement, (c) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or, to the extent permitted by applicable law, waived and such transactions will have been consummated, and (d) the Second Amended and Restated Certificate of Incorporation will have become effective in the form reviewed by us as described in the preceding paragraph, and (ii) if issued in physical form, certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar or, if issued in book entry form, an appropriate account statement evidencing Shares credited to the recipients’ accounts maintained with the transfer agent has been issued by said transfer agent.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on behalf of the Company and, when the Shares have been issued and delivered in accordance with the terms and conditions set forth in the Merger Agreement and in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

We are members of the State Bar of Texas and we express no opinion herein as to any law other than the federal laws of the United States and the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related consent solicitation statement/information statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours, /s/ Norton Rose Fulbright US LLP NORTON ROSE FULBRIGHT US LLP